EXHIBIT 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX FIRST QUARTER FY05 REVENUES INCREASE 5% SEQUENTIALLY

SAN JOSE, CA, JULY 22, 2004 — Xilinx, Inc. (Nasdaq: XLNX) today announced revenues of $424 million in the first quarter of fiscal 2005, a sequential increase of 5% from the prior quarter and an increase of 35% from the same quarter a year ago.  Net income was $95.3 million or $0.26 per diluted share including a $7.2 million pre-tax charge associated with the acquisition of Hier Design in June 2004.  Net income was down 27% from $130.9 million, or $0.36 in the prior quarter, which was positively impacted by a $34.4 million reduction in taxes associated with an IRS settlement and also included a $7.0 million pre-tax charge in connection with the acquisition of Triscend Corporation.

Xilinx also announced today that the company’s Board of Directors declared a quarterly cash dividend of $0.05 per outstanding share of common stock, payable on September 1, 2004 to all stockholders of record at the close of business on August 18, 2004.

Additional fiscal first quarter comparisons are represented in the chart below.

Quarterly Information

(In millions, except EPS)

				Growth Rates
	Q1 FY 2005	Q4 FY 2004	Q1 FY 2004	Q-T-Q	Y-T-Y
Revenues	$423.6	$403.4	$313.3	5%	35%
Operating income	118.3	115.7	56.7	2%	109%
Net income	95.3	130.9	46.2	-27%	106%
Net income per share	$0.26	$0.36	$0.13	-28%	100%

Gross margin for the quarter increased for the sixth consecutive quarter to 66.0%, up from 64.7% in the prior quarter and up from 60.1% in the same quarter a year ago.  This was the highest gross margin the Company has reported in 15 years.  Better than expected yields and product mix contributed to the increase in gross margin.  Average selling prices remained firm.

“Sales from all geographies were up sequentially in the June quarter,” said Wim Roelandts, Xilinx’s chairman and chief executive officer.  “New products grew a healthy 10% sequentially and have nearly doubled versus the same quarter of the prior year.  Virtex-II Pro™ sales were the largest contributor to this sequential increase as design wins are beginning to turn to meaningful production volumes.  Additionally, sales from the Spartan-3™ family, which is the industry’s first FPGA manufactured using 90-nanometer (nm) process technology doubled sequentially during the quarter.”

Standard & Poor’s Ratings Services recently upgraded Xilinx’s corporate credit rating to investment grade, reflecting the Company’s leading market position in programmable logic, good cash flow generating capability, and an increasingly diversified base of customers and end markets.  Xilinx is the only PLD Company to have attained this rating.

Business Review – June Quarter FY05

•                  Xilinx generated $151 million in cash flow from operations.

•                  Total inventory days at Xilinx and distribution were 131 days, up from 104 days last quarter.

•                  Accounts receivables days sales outstanding were 45, down from 56 in the prior quarter.

•                  Capital expenditures and depreciation were $17 million and $13 million, respectively.

Revenue by Geography:

	Percentages			Growth Rates
	Q1 FY 2005	Q4 FY 2004	Q1 FY 2004	Q-T-Q	Y-T-Y

North America	42%	41%	44%	8%	32%
Europe	20%	20%	22%	6%	19%
Japan	14%	14%	16%	3%	19%
Asia Pacific/ROW	24%	25%	18%	1%	78%

Revenue by End Market:

	Percentages			Growth Rates
	Q1 FY 2005	Q4 FY 2004	Q1 FY 2004	Q-T-Q	Y-T-Y
Communications	53%	52%	50%	7%	43%
Storage & Servers	11%	14%	19%	-21%	-23%
Consumer, Industrial & Other	36%	34%	31%	13%	59%

Revenue by Product*:

	Percentages			Growth Rates
	Q1 FY 2005	Q4 FY 2004	Q1 FY 2004	Q-T-Q	Y-T-Y
New	38%	36%	26%	10%	94%
Mainstream	45%	46%	54%	3%	14%
Base	11%	11%	13%	3%	9%
Support	6%	7%	7%	-4%	25%

*Products are classified as follows:

New products: Spartan™-IIE, Spartan-3, Virtex®-II, Virtex-II Pro, Virtex-II Easypath™ and CoolRunner®- II products

Mainstream products: XC4000XL, XC4000XLA, XC4000XV, Spartan-II, SpartanXL, XC9500XL, XC9500XV, CoolRunner, Virtex®-E, Virtex products

Base products: XC3000, XC3100, XC4000, XC5200, XC9500, Spartan, XC4000E, XC4000EX products

Support products: Configuration solutions, HardWire™, Software & Support/Services

Product Highlights:

•                  Xilinx recently began shipping Virtex-4 FPGAs to its early access customers. Manufactured using the world’s first triple-oxide 90nm CMOS technology with 11-layer metal interconnect, Virtex-4 devices represent a quantum leap in programmable device architecture, technology, and system design capabilities. With over $2.7 billion in cumulative revenue, Virtex FPGAs are the world’s most popular programmable logic brand.  The Virtex-4™ FPGA family extends that leadership with a host of innovations that deliver unprecedented design capabilities to system designers worldwide.

•                  The Company’s low cost Spartan Series FPGAs surpassed 800 million dollars since their introduction in 1998. More than 90 million devices have shipped to over 13,000 customers since the family’s debut, making the Xilinx Spartan Series the highest volume FPGA product line in history. The world’s first FPGA family utilizing 90nm process technology, Spartan-3 is shipping in production volume.

•                  Xilinx took top honors as the premier FPGA EDA tool vendor in a survey conducted by Electronic Engineering Times (EETimes), part of CMP Media LLC.  Xilinx earned the highest ranking among respondents, taking the number one slot in all the major categories including customer satisfaction and loyalty.

Business Outlook – September Quarter FY05

•                  Revenues expected to increase 2% to 4% sequentially.

•                  Gross margin expected to be approximately 65%.

•                  Operating expenses expected to increase approximately 3% sequentially, excluding acquisition related charges.

•                  Other income expected to be approximately $6 million.

•                  Tax rate expected to be 22%.

•                  Fully diluted share count expected to approximate 362 million.

Business Update – September Quarter FY05

A second quarter business update will be issued in the form of a press release after the market closes on Tuesday, September 14, 2004.  Financial guidance to the investment community will be limited to the points mentioned in the business update document.  Please sign up for a push email alert, which is available from our investor relations web site at http://www.investor.xilinx.com.

This release contains forward-looking statements and projections. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, the health of our end markets and our customers’ customers, our ability to forecast end customer demand, potential impact to customer ordering patterns, customer acceptance of our new products, the ability of our customers to manage their inventories, higher-than-anticipated product delinquencies, more customer volume discounts than expected, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to secure meaningful wafer capacity from our suppliers, our ability to successfully migrate to 90nm process technology, currency fluctuations and their respective impact to customer purchasing power, variability in wafer pricing, stock price fluctuations and amount of share buyback, and other risk factors listed in our most recent Form 10K.

About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available athttp://www.xilinx.com.

XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	Jul. 03, 2004	Jun. 28, 2003	Apr. 03, 2004
Net revenues	$423,583	$313,287	$403,380

Costs and expenses :

Cost of revenues	144,163	125,099	142,298

Research and development	71,923	59,542	62,598

Selling, general and administrative	80,590	62,013	74,825

Amortization of other intangibles	1,402	3,535	942

Litigation settlement and contingency	—	6,400	—

Write-off of acquired in-process research and development	7,198	—	6,969
Total costs and expenses	305,276	256,589	287,632

Operating income	118,307	56,698	115,748
Interest income and other, net	5,841	4,957	5,329

Income before income taxes	124,148	61,655	121,077

Provision (benefit) for income taxes	28,896	15,414	(9,812)
Net income	$95,252	$46,241	$130,889

Basic net income per common share	$0.27	$0.14	$0.38
Diluted net income per common share	$0.26	$0.13	$0.36
Cash dividends declared per common share	$0.05	$—	$—

Common and equivalent shares used in computing net income per share amounts:
Basic	347,173	339,761	346,477
Diluted	360,935	351,780	361,035

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Jul. 03, 2004	Apr. 03, 2004
	(Unaudited)	(1)

ASSETS
Current assets
Cash, cash equivalents and short-term investments	$646,017	$798,960
Accounts receivable, net	208,317	248,956
Inventories	142,832	102,454
Deferred tax assets and other current assets	145,719	151,182

Total current assets	1,142,885	1,301,552

Property, plant and equipment, net	339,254	335,114
Long-term investments	983,304	767,671
Investment in United Microelectronics Corp.	267,968	324,026
Other assets	223,593	209,110

Total assets	$2,957,004	$2,937,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$255,438	$230,151
Deferred income on shipments to distributors	135,569	150,979

Total current liabilities	391,007	381,130

Deferred tax liabilities	61,056	73,281

Stockholders’ equity
Common stock and additional paid-in capital	897,241	907,461
Retained earnings	1,599,465	1,521,568
Treasury stock, at cost	(4,713)	(1,031)
Accumulated other comprehensive income	12,948	55,064

Total stockholders’ equity	2,504,941	2,483,062

Total liabilities and stockholders’ equity	$2,957,004	$2,937,473

(1) Derived from audited financial statements

Xilinx, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	July 3, 2004	June 28, 2003

Cash flows from operating activities:
Net income	$95,252	$46,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,150	18,582
Amortization of deferred compensation	474	1,131
Write-off of acquired in-process research and development	7,198	0
Net gain on sale of available-for-sale securities	(278)	(2,040)
Litigation settlement and contingency	0	6,400
Tax benefit from exercise of stock options	7,603	10,261
Changes in assets and liabilities:
Accounts receivable, net	40,944	60,680
Inventories	(40,378)	(3,834)
Deferred income taxes	(2,906)	(3,240)
Prepaid expenses and other current assets	514	(16,957)
Other assets	82	4,071
Accounts payable	6,952	8,382
Accrued liabilities	11,761	2,653
Income taxes payable	23,380	5,091
Deferred income on shipments to distributors	(15,106)	(5,953)
Total adjustments	55,390	85,227
Net cash provided by operating activities	150,642	131,468

Cash flows from investing activities:
Purchases of available-for-sale securities	(1,162,050)	(461,864)
Proceeds from sale or maturity of available-for-sale securities	1,003,559	464,332
Purchases of property, plant and equipment	(16,801)	(8,604)
Acquisition of business, net of cash acquired	(18,636)	0
Net cash used in investing activities	(193,928)	(6,136)

Cash flows from financing activities:
Acquisition of treasury stock	(30,460)	(9,383)
Proceeds from issuance of common stock	10,113	13,413
Payment of dividends to stockholders	(17,354)	0
Net cash provided by (used in) financing activities	(37,701)	4,030

Net increase (decrease) in cash and cash equivalents	(80,987)	129,362

Cash and cash equivalents at beginning of period	337,343	213,995

Cash and cash equivalents at end of period	$256,356	$343,357